EXHIBIT 32.1

CEO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC §1350, as adopted), Patrick McVeigh, Interim Chief Executive Officer of PalmSource, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K/A for the year ended June 3, 2005, and to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 30th day of September 2005.

/s/ Patrick McVeigh
Patrick McVeigh
Interim Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to PalmSource, Inc. and will be retained by PalmSource, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.